                                                                   Exhibit 99.1

[ATARI LOGO]
Atari Inc.                                                      FOR IMMEDIATE
417 Fifth Avenue                                                      RELEASE
New York, NY 10016
www.atari.com                                        Contact: Ryan Barr
                                                     Atari, Inc
                                                     212-726-6996
                                                     Ryan.Barr@atari.com


                   ATARI REPORTS FISCAL 2006 THIRD QUARTER AND
                          NINE-MONTH FINANCIAL RESULTS

NEW YORK - February 9, 2006 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2006 third quarter and nine-month period ended December 31, 2005. The Company said it is considering a possible change to the way an item was treated on its cash flow statement for the third quarter of 2004, and will ask for a five day extension of the time to file its Form 10-Q in order to complete that consideration. If the change is made, it will be to move an item that had been classified as cash flows from investing activities to cash flows from operating activities. The change will have no effect on the Company's previously issued consolidated balance sheets, income statements or statements of stockholders' equity. It also will have no effect on the previously reported increase in the Company's cash for the three or nine months ended December 31, 2004. Additionally, the Company today announced that Diane Baker has resigned her position as Atari's Executive Vice President and CFO, to be effective shortly, to pursue a new opportunity.

Net revenue for the quarter ended December 31, 2005, was $100.8 million versus $156.4 million in the prior year's comparable quarter, reflecting the Company's release of fewer titles in this quarter compared to the prior year. Publishing net revenue was $82.4 million, compared to $137.9 million in the prior year, and was primarily driven by the release of Dragon Ball Z: Budokai Tenkaichi (PS2), Dragon Ball Z: Super Sonic Warriors 2 (NDS), The Matrix: Path of Neo (PS2, Xbox and PC), and Atari Flashback 2 (Plug-and-Play). Distribution revenue was $18.4 million versus $18.5 million in the comparable year-earlier period.

Net loss for the fiscal 2006 third quarter was $4.8 million, or $0.04 per share, compared to net income of $19.6 million, or $0.16 per share, in the year earlier period. Loss from continuing operations for the third quarter of fiscal 2006 was $4.5 million, or $0.03 per share, compared to income of $19.2 million, or $0.16 per share, in fiscal 2005. The Company previously announced on February 9, 2005, that it would begin to take steps to streamline its U.S. operations. In doing so, the Company recorded restructuring charges of $1.1 million in the third quarter of fiscal 2006. Excluding restructuring charges and losses from discontinued operations, the loss for the third quarter of fiscal 2006 would have been $3.4 million, or $0.02 per share.

Net revenue for the nine-month period ended December 31, 2005, was $163.4 million versus $332.5 million in the comparable year-earlier period. Publishing net revenue was $117.8 million versus $290.0 million in the prior nine-month period, while distribution revenue was $45.6 million versus $42.5 million in the comparable year-earlier period.

                                    - more -

Net loss for the nine-month period was $62.8 million, or $0.50 per share, compared to net income of $14.8 million, or $0.12 per share, in the year-earlier period. Loss from continuing operations for the nine-month period of fiscal 2006 was $58.8 million, or $0.46 per share, compared to income of $17.3 million, or $0.14 per share, in fiscal 2005. The Company recorded restructuring charges of $4.8 million for the nine-month period ended December 31, 2005. Excluding restructuring charges and losses from discontinued operations, the loss for the nine-month period would have been $54.0 million, or $0.43 per share.


A weak holiday season for the industry combined with product launch delays have contributed to third quarter results substantially below the Company's expectations. The Company has been advised by HSBC Business Credit (USA) Inc. that it is in default on certain covenants under its revolving credit facility and that HSBC will not currently extend further credit. As of February 9, the Company had no balance outstanding under the credit facility. HSBC also stated that it may agree to review revised business plans or projections and make or not make future advances under the facility. The uncertainties caused by these conditions raise substantial doubt about the Company's ability to continue as a going concern.

However, the Company is taking definitive steps to address its current financial position and restore shareholder value, and continues to believe in Atari's ability to compete in the interactive entertainment industry. The Company is currently exploring the replacement of its credit facility, potential licensing or sale of selected intellectual property rights and the sale or closure of development studios. Additionally, the Company will continue to control costs and reduce working capital requirements in order to conserve capital through potential personnel reductions and the suspension of certain development projects. However, the Company cannot guarantee the completion of these actions or that such actions will generate sufficient resources to fully address the uncertainties of our financial position.

"With the new console cycle now underway, new technologies bring with it new challenges," stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. "As we anticipated, during the holiday season the industry felt a depressed demand for current generation titles at retail and, as a result, publishers will need to strategically address the marketplace, balancing titles across multiple consoles, as well as portable devices. Atari remains committed to providing gamers with titles across all platforms focusing on its largest franchises, including Dragon Ball Z, Driver, Test Drive and Dungeons & Dragons, to name a few. Additionally, we will look to increase our marketshare on portable devices such as Nintendo DS and Sony's PSP as the demand for quality titles for these formats continues to grow."



                                    - more -

Atari Fiscal 2006 Product Release Schedule

Atari's product lineup for the remainder of fiscal 2006 is expected to include the following new releases:

     o    Desperados 2: Cooper's Revenge (PC), Dragon Ball Z: Shin Budokai
          (PSP), Driver: Parallel Lines (PS2 and Xbox), Dungeons & Dragons Online (PC), Kao the Kangaroo Round 2 (PS2, Xbox, GC and PC), Kao Challengers (PSP), Marc Ecko's Getting Up: Contents Under Pressure (PS2, Xbox and PC) and Tycoon City: New York (PC), among others.

Atari Fiscal 2007 Product Release Schedule

Atari's product lineup for fiscal 2007 is expected to include the following new releases:

     o Alone in the Dark: Near Death Investigation (Xbox 360 and PC), Battlezone (PSP), Neverwinter Nights 2 (PC), Stuntman 2 (Xbox 360), Test Drive Unlimited (Xbox 360, PC), TimeShift (Xbox 360 and PC), among others, including titles from the Dragon Ball Z franchise.

Atari will host a teleconference with a simultaneous webcast at 5:00 p.m. Eastern Time today to discuss the Company's second quarter results. To access the teleconference, please dial 1-800-265-0241 (domestic) or 1-617-847-8704 (international), access code 63448493, or listen to it live via the Internet by accessing the Company's Web site (www.atari.com). For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1- 888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 67190828, beginning approximately one hour after the conclusion of the call and available through February 16, 2006.

About Atari
-----------

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining franchises such as DRIVER(TM), The Matrix(TM) (Enter The Matrix and The Matrix: Path of Neo), Stuntman(TM) and Test Drive(R); and mass-market and children's franchises such as Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN:
FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

Safe Harbor Statement

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; loss of our credit facility; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2005 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

                                      # # #

                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                        For the Three Months            For the Nine Months
                                                         Ended December 31,              Ended December 31,
                                                     -------------------------       -------------------------
                                                       2004             2005           2004            2005
                                                     ---------       ---------       ---------       ---------
                                                    (unaudited)     (unaudited)     (unaudited)     (unaudited)
Net revenues                                         $ 156,364       $ 100,784       $ 332,472       $ 163,385
Cost of goods sold                                      87,814          55,972         178,102          97,027
                                                     ---------       ---------       ---------       ---------
     Gross profit                                       68,550          44,812         154,370          66,358
Research and product development                        17,101          17,662          49,603          53,894
Selling and distribution expenses                       19,177          19,629          50,929          34,486
General and administrative expenses                      9,765           8,689          26,989          24,852
Restructuring expenses                                    --             1,144            --             4,845
Depreciation and amortization                            2,973           2,076           8,194           6,665
                                                     ---------       ---------       ---------       ---------
     Operating income (loss)                            19,534          (4,388)         18,655         (58,384)
Interest income (expense), net                              94            (244)           (608)           (589)
Other (expense) income                                     (11)             19              23            (217)
                                                     ---------       ---------       ---------       ---------
    Income (loss) before provision
      for income taxes                                  19,617          (4,613)         18,070         (59,190)
Provision for (benefit from) income taxes                  376            (122)            758            (405)
                                                     ---------       ---------       ---------       ---------

Income (loss) from continuing operations                19,241          (4,491)         17,312         (58,785)
Income (loss) from discontinued operations
  of Humongous Entertainment                               365            (270)         (2,541)         (4,004)

                                                     ---------       ---------       ---------       ---------
Net income (loss)                                    $  19,606       $  (4,761)      $  14,771       $ (62,789)

Basic and diluted net income (loss)
  per share
       Income (loss) from continuing operations      $    0.16       $   (0.03)      $    0.14       $   (0.46)
       Income (loss) from discontinued
         operations                                       0.00           (0.01)          (0.02)          (0.04)
                                                     ---------       ---------       ---------       ---------

         Net income (loss)                           $    0.16       $   (0.04)      $    0.12       $   (0.50)
                                                     =========       =========       =========       =========

Basic weighted average shares outstanding              121,283         134,749         121,269         126,626
                                                     =========       =========       =========       =========

Diluted weighted average shares outstanding            121,376         134,749         121,412         126,626
                                                     =========       =========       =========       =========

                          ATARI, INC. AND SUBSIDIARIES

             COMPARATIVE BALANCE SHEETS MARCH 2005 vs. DECEMBER 2005


                                                          March 31,       December 31,
                                                            2005             2005
                                                         ---------        ------------
                                                                          (unaudited)
ASSETS
Current assets:
   Cash                                                  $  10,433         $   3,454
   Receivables, net                                         42,179            31,702
   Inventories, net                                         25,209            28,898
   Due from related parties                                    248            11,209
   Prepaid expenses and other current assets                22,529            11,026
   Assets of discontinued operations                         3,555               220
                                                         ---------         ---------
     Total current assets                                  104,153            86,509
Property and equipment, net                                  8,289             6,603
Goodwill                                                    70,224            66,398
Other assets                                                 7,373             5,721
                                                         ---------         ---------
     Total assets                                        $ 190,039         $ 165,231
                                                         =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $  27,756         $  27,974
   Accrued liabilities                                      18,999            23,345
   Royalties payable                                        13,641            15,689
   Revolving credit facility                                  --               4,399
    Due to related parties                                   5,421            13,330
    Liabilities of discontinued operations                   2,685               406
                                                         ---------         ---------
      Total current liabilities                             68,502            85,143
Other long-term liabilities                                    870               625
                                                         ---------         ---------
     Total liabilities                                      69,372            85,768
                                                         ---------         ---------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $0.01 par value,
      5,000 shares authorized, none issued
      or outstanding                                          --                --
    Common stock, $0.01 par value, 300,000 shares
      authorized, 121,296 and 134,749 shares
      issued and outstanding at March 31, 2005
      and December 31, 2005, respectively                    1,213             1,347
   Additional paid-in capital                              736,790           758,156
   Accumulated deficit                                    (619,744)         (682,533)
   Accumulated other comprehensive income                    2,408             2,493
                                                         ---------         ---------
      Total stockholders' equity                           120,667            79,463
                                                         ---------         ---------
      Total liabilities and stockholders' equity         $ 190,039         $ 165,231
                                                         =========         =========

                               Supplemental Table

                              Three Months Ended          Nine Months Ended
                                 December 31,                December 31,
                              ------------------          -----------------
                               2005        2004            2005       2004
                              ------      -----           -----      -----
PC                             20.6%      29.4%           28.9%      24.3%
PS2                            49.5%      39.3%           38.2%      41.5%
PSX                             0.0%       0.8%            0.1%       1.2%
XBOX                           10.9%       4.8%            9.6%      11.9%
GAMEBOY ADVANCED                6.0%      11.9%            7.7%      12.9%
GAME CUBE                       0.5%       3.9%            1.9%       3.3%
RETRO                           9.0%       9.9%           11.1%       4.9%
NDS                             3.5%       0.0%            2.5%       0.0%